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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) DECEMBER 28, 2000
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        Technology Visions Group, Inc., formerly Orbit Technologies, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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         (State or Other Jurisdiction of Incorporation or Organization)


                  0-25548                      84-1001269
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           (Commission File Number) (IRS Employer Identification No.)

           5950 La Place Court, Suite 140, Carlsbad, California 92008
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               (Address of Principal Executive Offices) (Zip Code)

                                 (760) 918-9168
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               Registrant's Telephone Number, Including Area Code

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ITEM 5. OTHER EVENTS

     On December 22, 2000, Technology Visions Group, Inc., formerly Orbit Technologies, Inc., filed a Certificate of Amendment of Certificate of Incorporation in the state of Delaware to effect a name change to Technology Visions Group, Inc. ("Technology Visions"), and to increase its authorized amount of common stock to one hundred million shares and its authorized amount of preferred stock to two million shares. The Certificate of Amendment is filed as Exhibit 3(iv) to this Form 8-K.

     On December 28, 2000, Technology Visions entered into a Secured Convertible Debenture Purchase Agreement with AJW Partners, LLC ("AJW") and New Millennium Capital Partners II, LLC ("NMC") in which AJW and NMC, respectively, agreed to purchase Technology Visions 10% Secured Convertible Debentures for a purchase price of $375,000 each, totaling $750,000 due to Technology Visions, less certain costs and expenses. The debentures are payable within one year with interest accruing at a rate of 10% per annum payable in cash or in common stock on a quarterly basis. The debentures may also be converted into shares of Technology Vision common stock, as further described in the accompanying transaction documents.

     In connection with this transaction, Technology Visions agreed to issue to AJW and NMC, respectively, warrants to purchase 375,000 shares of common stock, totaling 750,000 shares, at a price equal to 125% of the conversion price of the debentures, subject to certain adjustments. Pursuant to the Secured Convertible Debenture Agreement and the warrant agreements, Technology Visions agreed to register under the Securities Act of 1933 the common stock underlying the debentures and warrants. Further, to induce the parties to enter into the debenture agreement, Technology Visions entered into security agreements with the parties, which grant the debenture holders a first priority security interest in certain tangible and intangible property of Technology Visions. Copies of these agreements are filed as exhibits to this Form 8-K.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   January 10, 2001                   Technology Visions Group, Inc.

                                             By:  /S/ JAMES B. LAHEY
                                                 -----------------------------
                                             Name:    James B. Lahey
                                             Title:   Chief Executive Officer


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                                  Exhibit Index

3(iv) Certificate of Amendment of Certificate of Incorporation of Orbit Technologies, Inc.

10.1     Secured Debenture Purchase Agreement

10.2     Registration Rights Agreement

10.3     Technology Visions Group, Inc. 10% Secured Convertible Debenture No. 1

10.4     Technology Visions Group, Inc. 10% Secured Convertible Debenture No. 2

10.5     Technology Visions Group, Inc. Warrant No. 1

10.6     Technology Visions Group, Inc. Warrant No. 2

10.7     Security Agreement

10.8     Intellectual Property Security Agreement